

Taylor McGowan
tmcgowan@housecanary.com
6308901996
License: NMLS #12345

Your Company Name Here
123 Main Street
Boulder, CO 80211
www.housecanary.com

PROPERTY ADDRESS	COUNTY	APN NUMBER
4672 W Soapstone Dr, Fayetteville, AR 72704	Washington	765-24385-000

PROPERTY EXPLORER Executive Summary

HOUSECANARY VALUE — High Confidence	HOUSECANARY RENTAL VALUE — High Confidence
$221,380 $112/sq.ft.	**$1,527** $0.77/sq.ft.
$210,901 - $231,859	**$1,321 - $1,733**
$107/sq.ft. - $118/sq.ft.	$0.67/sq.ft. - $0.88/sq.ft.
MARKET STATUS: **Seller's Market**	MSA 1YR RISK OF DECLINE: **15.9%** Low

Subject Attributes

PROPERTY TYPE	OWNER OCCUPIED	BEDROOMS	BATHS	GLA	LOT SIZE	YEAR BUILT	BASEMENT
Single Family Detached	Yes	3	2	1973	10454	2006	-

Recent Similar Comparables (Past 12 Months)


Value (In thousands)
$250
$200
$150
$100
$50
$0
Subject 1 2 3 4 5 6 7 8 9 10
Current Value
Sale Value
HC Value

#	SALE PRICE	CURRENT VALUE	ADDRESS	SIMILARITY
1	$225,000	$227,523	4658 W Trail Du... Fayetteville, AR 72704	High
2	$262,000	$263,218	4655 W Trail Du... Fayetteville, AR 72704	High
3	$219,000	$222,469	4694 W Trail Du... Fayetteville, AR 72704	High
4	$219,000	$222,270	4693 W Trail Du... Fayetteville, AR 72704	High
5	$219,900	$224,911	4696 W Soapston... Fayetteville, AR 72704	High
6	$250,000	$252,121	4709 W Tumblewe... Fayetteville, AR 72704	High
7	$217,600	$219,674	533 N Rupple Rd Fayetteville, AR 72704	High
8	$245,000	$247,268	5061 W Tumblewe... Fayetteville, AR 72704	High
9	$233,000	$234,089	5089 W Tumblewe... Fayetteville, AR 72704	High
10	$216,500	$218,027	925 N Blazing S... Fayetteville, AR 72704	High

Value Forecast


$350.0K
$300.0K
$250.0K
$200.0K
$150.0K
$100.0K
Value
Past 5 year growth
3 year growth
2016 2017 2018 2019 2020 2021 2022 2023

1YR FORECAST GROWTH	2YR FORECAST GROWTH	3YR FORECAST GROWTH
2.6%	5.4%	6.8%
$227,163	$233,331	$236,393

Purchase History

DATE	SALE PRICE
10/11/2019	$217,500
03/09/2018	$209,500
12/19/2014	$175,500
02/07/2011	$163,000
01/14/2011	$163,000
06/09/2009	$192,000
03/19/2007	$196,000

Recent Similar Comparables (0-1year)


W Wedington Dr
W Wedington Dr
N Fieldst
N Carlsbad
N 54th Ave
N Broyles Ave
N 46th Ave
N Rupple Rd
Alley-4105
W Persimmon St
Dale Clark Park
W Jewell Rd
N Salem Rd
Owl Creek School
Owl Creek
N Rupple Rd
N Broyles Rd
N V 54th Ave
© Mapbox, © OpenStreetMap
1
2
3
4
5
6
7
8
9
10
High Similarity
Moderate Similarity
Low Similarity
Subject

#	SIMILARITY	DISTANCE	PROPERTY	SOLD	LIST	CURRENT VALUE	AGE	BEDS	BATHS	GLA	SITE AREA
-	-	-	**SUBJECT**	$217,500 10/2019	- -	$221,380	14	3	2	1973	10454
1	High	0.06mi	4658 W Trail Dust St Fayetteville, AR 72704	$225,000 12/2019	- -	$227,523	14	4	2	1978	12632
2	High	0.03mi	4655 W Trail Dust St Fayetteville, AR 72704	$262,000 03/2020	- -	$263,218	14	-	2	2002	12632
3	High	0.06mi	4694 W Trail Dust St Fayetteville, AR 72704	$219,000 10/2019	- -	$222,469	15	3	2	1907	9147
4	High	0.03mi	4693 W Trail Dust St Fayetteville, AR 72704	$219,000 11/2019	- -	$222,270	14	3	2	1870	10454
5	High	0.01mi	4696 W Soapstone Dr Fayetteville, AR 72704	$219,900 08/2019	- -	$224,911	14	3	2	1881	10454
6	High	0.15mi	4709 W Tumbleweed St Fayetteville, AR 72704	$250,000 01/2020	- -	$252,121	14	4	2	2078	11325
7	High	0.55mi	533 N Rupple Rd Fayetteville, AR 72704	$217,600 01/2020	- -	$219,674	13	3	2.5	1987	5227
8	High	0.35mi	5061 W Tumbleweed St Fayetteville, AR 72704	$245,000 01/2020	- -	$247,268	15	4	2	2032	11761
9	High	0.37mi	5089 W Tumbleweed St Fayetteville, AR 72704	$233,000 03/2020	- -	$234,089	14	3	2	1890	13939
10	High	0.39mi	925 N Blazing Star Dr Fayetteville, AR 72704	$216,500 02/2020	- -	$218,027	21	4	2	1951	11761

Active Listings


Rogers
Siloam Springs
Springdale
Fayetteville
© Mapbox, © OpenStreetMap
High Similarity
Moderate Similarity
Low Similarity
Subject

#	SIMILARITY	DISTANCE	PROPERTY	LIST PRICE	LIST DATE	AGE	BEDS	BATHS	GLA	SITE AREA	DAYS ON MARKET
-	-	-	**SUBJECT**	-	-	14	3	2	1973	10454	-
1	Low	11.69mi	16670 E Hewitt Springs Rd Unit WC570, Springdale, AR 72764	$169,100	03/2020	66	5	2.5	2352	172497	80
2	Low	12.82mi	13254 N Gaiche Rd Gentry, AR 72734	$1,890,000	07/2019	23	3	-	1216	1524600	335

Historical Similar Comparables (0-4years)


W Wedington Dr
W Wedington Dr
N 54th Ave
N Broyles Ave
N 46th Ave
N Fieldst
N Carlsbad
N Rupple Rd
Alley 4105
W Persimmon St
Dale Clark Park
W Jewell Rd
N Salem Rd
Owl Creek
Owl Creek School
N Rupple Rd
N V 54th Ave
© Mapbox, © OpenStreetMap
High Similarity
Moderate Similarity
Low Similarity
Subject

#	SIMILARITY	DISTANCE	PROPERTY	SOLD	LIST	CURRENT VALUE	AGE	BEDS	BATHS	GLA	SITE AREA
-	-	-	**SUBJECT**	$217,500 10/2019	- -	$221,380	14	3	2	1973	10454
1	High	0.06mi	4658 W Trail Dust St Fayetteville, AR 72704	$225,000 12/2019	- -	$227,523	14	4	2	1978	12632
2	High	0.03mi	4655 W Trail Dust St Fayetteville, AR 72704	$262,000 03/2020	- -	$263,218	14	-	2	2002	12632
3	High	0.06mi	4694 W Trail Dust St Fayetteville, AR 72704	$219,000 10/2019	- -	$222,469	15	3	2	1907	9147
4	High	0.03mi	4693 W Trail Dust St Fayetteville, AR 72704	$219,000 11/2019	- -	$222,270	14	3	2	1870	10454
5	High	0.01mi	4696 W Soapstone Dr Fayetteville, AR 72704	$219,900 08/2019	- -	$224,911	14	3	2	1881	10454
6	High	0.15mi	4709 W Tumbleweed St Fayetteville, AR 72704	$250,000 01/2020	- -	$252,121	14	4	2	2078	11325
7	High	0.55mi	533 N Rupple Rd Fayetteville, AR 72704	$217,600 01/2020	- -	$219,674	13	3	2.5	1987	5227
8	High	0.35mi	5061 W Tumbleweed St Fayetteville, AR 72704	$245,000 01/2020	- -	$247,268	15	4	2	2032	11761
9	High	0.37mi	5089 W Tumbleweed St Fayetteville, AR 72704	$233,000 03/2020	- -	$234,089	14	3	2	1890	13939
10	High	0.39mi	925 N Blazing Star Dr Fayetteville, AR 72704	$216,500 02/2020	- -	$218,027	21	4	2	1951	11761

Nearby Properties

of nearby properties   Subject property

Gross Living Area (sq. ft.)


140
120
100
80
60
40
20
0
Properties
624.0 - 924.0
924.0 - 1.2K
1.2K - 1.5K
1.5K - 1.8K
1.8K - 2.1K
2.1K - 2.4K
2.4K - 2.7K
2.7K - 3.0K
3.0K - 3.3K
3.3K - 3.6K
3.6K - 4.7K
Square feet

Site Area (sq. ft.)


500
400
300
200
100
0
Properties
435.0 - 18.4K
18.4K - 36.3K
36.3K - 54.3K
72.2K - 90.2K
108.1K - 126.1K
162.0K - 179.9K
179.9K - 1.5M
Square feet

Nearby Properties

of nearby properties   Subject property

Bedrooms


400
300
200
100
0
Properties
2
3
4
5 - 7
Bedrooms

Bathrooms


500
400
300
200
100
0
Properties
1
2
3
4
5 - 7
Bathrooms

Age


200
150
100
50
0
Properties
1 - 6
6 - 11
11 - 16
16 - 21
21 - 26
26 - 31
31 - 36
36 - 41
41 - 46
46 - 51
51 - 81
Age (in years)

Market Analysis - 72704

Days on Market - Sold or De-listed Properties



THIS MONTH LAST YEAR	THIS MONTH
59	49

Months of Supply



THIS MONTH LAST YEAR	THIS MONTH
1.9	2

Market Index



Strong Seller's
Seller's
Buyer's
Strong Buyer's

THIS MONTH LAST YEAR	THIS MONTH
67	68

1 Year risk of decline



Low Risk
High Risk

THIS MONTH LAST YEAR	THIS MONTH
8.9%	21.1%

MARKET STATUS
Seller's Market

RISK LEVEL
Low

Photos

1. 

Glossary

Active	Active listings within a 1 year timeframe near the subject property. Source: Local MLS
Current Value	Current Value of the similar property represents HouseCanary's most recent value estimate of the respective property. HouseCanary's valuation model adjusts for price changes through time with a proprietary block level home price appreciation index. Source: Public Record, HouseCanary Automated Valuation Model
Days on Market	The current days on market is the average number of days since listing for all current listings on the market for the given geography. The calculation represents a 13-week rolling average to minimize rapid swings in the data. Source: Local MLS, HouseCanary analysis
Historical Similar Comparables	Similar comparables within a 4-year timeframe close to the subject property. Source: Public Record, HouseCanary Home Price Index
HouseCanary Rental Value	We value this property's monthly rent at $1,527. The rental price will likely fall between $1,321 and $1,733. This is HouseCanary's estimated monthly rental value for this home. It is not a formal appraisal. This estimate is based on our market knowledge, and it should be used as a starting point to determine a home's rent. Source: HouseCanary analysis
HouseCanary Value	We value this property at $221,380. The sales price will likely fall between $210,901 and $231,859. This is HouseCanary's estimated market value for this home. It is not a formal appraisal. This estimate is based on our market knowledge, and it should be used as a starting point to determine a home's value. Source: HouseCanary analysis
Market Index	The market index is designed to measure supply versus demand at a local zip code level. The index ranges from 0-100 where values of 41-60 indicate a market in equilibrium (neutral). Values above 61 indicate that demand exceeds supply, and that the local area is a seller's market. Values below 41 indicate that supply exceeds demand, and that the local area is a buyer's market. Demand is measured using indicators such as sales volume, changes in listing prices, and days on market. Supply is measured using indicators such as inventory and the number of new listings. Source: Local MLS, HouseCanary analysis
Market Status	The market status is the summary conclusion on the market index. Specifically whether the market is currently classified as a buyer's market, seller's market or neutral. For more details see market index definition. Source: Local MLS, HouseCanary analysis
Months of Supply	The months of supply is a metric to reflect the pace at which listing inventory is turning over in the local market. The calculation reflects the total listings on the market divided by the 3-month rolling average of sales volume. Generally, less than 5 months of supply is considered inflationary due to the constrained nature of listings available for sale. A value greater than 7 months of supply is typically considered oversupplied and deflationary. Source: Local MLS, HouseCanary analysis
MSA 1yr risk of decline	The one year risk of decline is a proprietary HouseCanary metric that measures the probability that this market's median home prices will be lower 12 months from now than the current market median price. This one-year chance of loss is derived through HouseCanary's multivariate time series models using a combination of fundamental and technical indicators. Source: Local MLS, HouseCanary analysis
Nearby Properties	All nearby properties and associated attributes. This chart allows for comparison of the subject property attributes with nearby properties. Source: Public Record, HouseCanary analysis

Glossary Contd.

Non-disclosure state	In non-disclosure states (or counties) both the transaction sales price and date may be unavailable. This is because these states are not required or cannot legally disclose such information to the public. As a result, HouseCanary relies on other sources (like MLS) to complement the data when possible. The following fourteen states are considered non-disclosure: Alaska, Idaho, Indiana, Kansas, Louisiana, Mississippi, Missouri (certain counties), Montana, New Mexico, North Dakota, Texas, Utah and Wyoming. Source: Public Record, MLS
Owner Occupancy	Owner occupancy indicates whether the owner of the home is the primary resident. Source: Public Record
Property Type	Property Type indicates the classification of the building based upon public record information. HouseCanary has normalized property type information into five groupings: Single Family Detached, Condominium, Townhouse, Manufactured/Mobile Home and Multifamily. Note that buildings that do not fall into these categories, i.e. apartment houses, highrise apartments, etc. will not be mapped into one of these categories. Source: Public Record
Recent Similar Comparables	Similar comparables within a 1-year timeframe close to the subject property. Source: Public Record, HouseCanary analysis
Similarity Level	HouseCanary proprietary score calculated via multivariate analysis using a combination of geographic information and key property characteristics such as bedrooms, square footage, lot size, etc. The measure defines similarity of comparable properties relative to the subject property. Source: Public Record, MLS, HouseCanary analysis
Valuation Suitability Score	HouseCanary's valuation suitability score is measured in percentage terms relative to the estimated price. This score allows for comparison of accuracy on two or more properties regardless of the magnitude of the individual price estimates. Formally, if the Valuation Suitability Score is X and the estimated price is P, then the lower price bound approximately equals $P*(X/100)$ and the upper price bound approximately equals $P*(2-(X/100))$. Scores over 85 imply high model accuracy, scores between 70-85 imply average model accuracy, and scores below 70 imply low model accuracy. Source: Public Record, MLS, HouseCanary analysis

Data Sources

HouseCanary accesses up-to-date data from county recorders and local MLS's. Recency of certain data is reflected by the effective date on the report. We use this data combined with HouseCanary proprietary analytics to bring you the most comprehensive, simple and accurate Property Explorer for every property.

For questions, please contact HouseCanary at support@housecanary.com.

Disclaimer

This Property Explorer is provided solely for general business information purposes. No advisory, fiduciary or other relationship is created by any acceptance or use of this Property Explorer. The inclusion of this Property Explorer with any other materials does not constitute an endorsement by HouseCanary of any third party or any third party's products or services. The projected market, valuation and financial information, conclusions and other information contained in this Property Explorer are based upon tested methodologies for accuracy. However, such information and conclusions are not definitive forecasts, appraisals or opinions of valuations. All such information and conclusions are stated in terms of probability of likelihood based on market factors and information submitted to HouseCanary, and such information and conclusions are not guaranteed by HouseCanary and should not be construed as a certified appraisal or valuation, or investment advice, or relied upon for critical decision making. HouseCanary uses or has used public and/or confidential data and assumptions provided to HouseCanary by third parties, and HouseCanary has not independently verified the data and assumptions used in these analyses or data sets. Attributes for properties may be inaccurate because county assessor and MLS data does not always include recent additions and/or modifications to property structure. Changes in the underlying data or operating assumptions, or any loss of access to any one or more sources will clearly impact the analyses, information and conclusions set forth in this Property Explorer.